Exhibit 10.21

AMERICAN CRYSTAL SUGAR COMPANY

BOARD OF DIRECTORS

RESTATED DEFERRED COMPENSATION PLAN

ARTICLE 1.

PURPOSE

1.1                                 Deferred Compensation.  The purpose of the American Crystal Sugar Company Board of Directors Restated Deferred Compensation Plan (the “Plan”) is to provide deferred compensation to the members of the Board of Directors (“Board”) of American Crystal Sugar Company (the “Company”).  The Plan is an unfunded deferred compensation arrangement for a select group of advisors, management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”) and 29 C.F.R. § 2520.104-23(b)(2), and is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the notices, regulations and other guidance of general applicability issued thereunder.

ARTICLE 2.

ADMINISTRATION

2.1                                 Administration and Delegation of Authority.  Except as provided in Section 5.11, the Plan shall be administered by the Chief Executive Officer of the Company or its delegate (hereinafter referred to as the “Administrator”).  No member of the Board shall participate in any decisions concerning the payments to be made to him or her, or other matters relating to his or her benefits hereunder.

2.2                                 Powers.  Except as otherwise provided, and subject to the provisions of the Plan, the Administrator shall have full power and authority to administer and interpret the Plan, to adopt and revise rules, regulations and guidelines relating to the Plan and, to make all other determinations necessary or advisable for the administration of the Plan.  Decisions and determinations by the Administrator shall be final and binding on all parties including, but not limited to, the Company and its members, employees and officers, whether or not they participate in the Plan.

ARTICLE 3.

DEFERRED COMPENSATION

3.1                                 Deferral of Fees.  Each member of the Board of Directors of the Company (a “Participant”) may file, on a form prescribed by the Administrator, prior to January 1 of each year, an irrevocable election to defer the receipt of all or a portion of the board and committee fees payable to the board member during such calendar year.  Such election shall apply only to fees earned for services performed after the election is filed, and shall continue to apply to fees earned in all subsequent calendar years unless the Participant files a new deferral election prior to January 1st of such year.  Amounts so deferred shall be credited to the Participant’s Deferred Compensation Account.  Further, such election shall specify the form of payment for all amounts credited to the Participant’s Deferred Compensation Account.

3.2                                 Deferred Compensation Account.  All compensation deferred by a Participant shall be credited from time to time to the Participant’s Deferred Compensation Account.  For calendar years ending prior to January 1, 2009, such Deferred Compensation Account shall be adjusted for earnings, compounded monthly, using the five-year Treasury Bond rate on the preceding December 31st.  Effective January 1, 2009, the Participant’s Deferred Compensation Account shall be adjusted for earnings, compounded monthly, at a rate equal to the Company’s weighted average cost of short-term and long-term borrowing, which rate shall be determined as of the end of the immediately preceding fiscal year of the Company and shall remain in effect for the following calendar year.  By way of example, the rate for the 2009 calendar year shall be determined as of the fiscal year ending August 31, 2008.  All such earnings adjustments shall be made on each Annual Accounting Date and on such other dates as selected by the Administrator, until all amounts credited to such Account have been distributed as provided in Section 3.4 below.

3.3                                 Vesting.  A Participant’s Deferred Compensation Account shall be fully vested at all times.

3.4                                 Payment.  Within ninety (90) days after the earliest of the Participant’s Separation from Service, death, or attainment of age 65, the Company shall pay the Participant the balance of his or her Deferred Compensation Account in one of the following methods as elected by the Participant:

3.4.1                        One lump sum payment; or

3.4.2                        Equal annual installments over a period not to exceed ten (10) years.

The Participant must elect the form of distribution for his or her Deferred Compensation Account at the same time he or she first completes a deferral election pursuant to Section 3.1.  If the Participant does not elect a form of distribution, payment shall be made in one lump sum payment.  The Participant may elect a new form of distribution; provided, however, that such election must be made at least twelve (12) months prior to the original distribution date and must postpone payment for at least five (5) years after such original distribution date; and provided, further, that such new election shall not be effective if it precedes the Participant’s Separation from Service by less than one year.

ARTICLE 4.

DEFINITIONS

4.1                                 Accounting Date.  “Accounting Date” means any date as of which the Administrator elects to determine the value of the balance in a Participant’s Deferred Compensation Account, including Annual Accounting Dates.  An “Annual Accounting Date is August 31st of each year.

4.2                                 Beneficiary.  “Beneficiary” means the person or persons, natural or otherwise, designated by a Participant to receive benefits in the event of the Participant’s death.  A

Participant may revoke or change his or her beneficiary designation at any time without the consent of the Beneficiary.  To be effective, such designation, revocation or alteration shall be in writing, in a form approved by the Administrator, and shall be filed with and accepted by the Administrator.  The most recently dated beneficiary designation form which is validly filed with the Administrator by a Participant shall revoke all previously dated beneficiary designation forms filed by such Participant.  If a Participant fails to designate a Beneficiary or if no Beneficiary designated by the Participant survives the Participant, any remaining payments shall be paid to the Participant’s estate.  If a Beneficiary dies before receiving all of the payments to which such Beneficiary is entitled, any remaining payments shall be paid to such Beneficiary’s estate.

The dissolution of the marriage of a Participant shall void a beneficiary designation by the Participant in favor of the Participant’s spouse in that marriage.  That dissolution, however, shall have no affect on any other Beneficiary named by the Participant in the beneficiary designation form on file with the Administrator at the time of that dissolution or on any beneficiary designation form made by the Participant subsequent to that dissolution.  If, following a dissolution of marriage, the Participant has not named any other Beneficiary, any benefit payable under the Plan shall be paid to the Participant’s estate.

4.3                                 Effective Date.  The initial effective date of the Plan was June 30, 1994.  The effective date of this restatement is January 1, 2005.

4.4                                 Separation from Service.  “Separation from Service” or any variation thereof shall mean the Participant’s termination, resignation or withdrawal from the Board of Directors.

ARTICLE 5.

MISCELLANEOUS PROVISIONS

5.1                                 Nontransferability.  No Participant or any Beneficiary shall have any right to assign, encumber or otherwise anticipate the right to receive payment hereunder, and the value of the Participant’s Deferred Compensation Account under the Plan shall not be subject to garnishment, attachment or any other legal process by the creditors of any Participant or Beneficiary hereunder.

5.2                                 Liability of Company.  The Company shall have no liability in connection with the Plan except to pay any nonforfeitable benefits in accordance with the terms of the Plan.  The Company has made no representations to any Participant with respect to the tax implications of any transactions contemplated by the Plan.  Each Participant shall obtain his or her own counsel to advise the Participant with respect to the tax effect of the Plan.

5.3                                 Binding Effect.  The Plan shall be binding upon the Participants and the Company and their heirs, executors and assigns.

5.4                                 Payment in Case of Incompetency.  If, in the judgment of the Administrator based upon facts and information readily available to it, any person entitled to receive a payment hereunder is incapable for any reason of personally receiving and giving a valid receipt for the payment of a benefit, the Administrator may cause such payment or any part thereof to be made to the duly appointed guardian or legal representative of such person, or to any person or institution contributing to or providing for the care and maintenance of such person, provided that no prior claim for said payment has been made by a duly appointed guardian or legal representative of such person.  The Administrator shall not be required to see to the proper application of any such payment made in accordance with the provisions hereof, and any such payment shall constitute payment for the account of such person and a full discharge of any liability or obligation of the Company.

5.5                                 Withholding.  The Company shall have the right to deduct from all amounts payable hereunder any state or federal taxes required by law to be withheld with respect to such awards.

5.6                                 Right to Terminate.  No member of the Board of Directors or other person shall have any claim or right to receive awards under or otherwise participate in the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any member of the Board of Directors any right to be retained in any service relationship with the Company, interfere with the right of the Company to discharge any member at any time, give the Company the right to require a member to continue to provide services, or interfere with the member’s right to terminate his or her relationship at any time.

5.7                                 Plan Shall be Unfunded.  The Plan shall at all times be entirely unfunded, no action shall be taken at any time which would have the effect of segregating assets of the Company for payment of any benefit hereunder, and no Participant or other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit hereunder.  Any Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights hereunder.

5.8                                 Compliance with Applicable Laws. The Company and Participants intend that the Plan comply with the applicable provisions of the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, with the applicable provisions of ERISA, as amended, and the regulations thereunder, and with any provisions of the Securities Exchange Act of 1934, as amended, that may be applicable.  If, at a later date, these provisions are construed in such a way as to make the Plan null and void, the Plan shall be given effect in a manner that shall best carry out this intention.  The Plan shall be construed in all events so that Section 409A of the Internal Revenue Code and the notices, regulations and other guidance of general applicability issued thereunder shall not cause the inclusion of the amounts set forth above in income to the Participants prior to the payment of such amounts.

5.9                                 Notices.  Any notice, election or form to be delivered pursuant to the Plan shall be given in writing and delivered, personally or by first-class mail, postage prepaid, to the Company, the Participant or any other person, as the case may be, at their last known address.

5.10                           Headings.  Headings or titles at the beginning of articles and sections are for convenience of reference, shall not be considered a part of the Plan, and shall not influence its construction.

5.11                           Amendment and Termination.  The Board, and only the Board, may alter, amend or terminate the Plan at any time; provided, however, that, no amendment to the Plan may alter, impair or reduce the value of any Participant’s Deferred Compensation Account to the extent vested prior to the effective date of such amendment, without the written consent of any affected Participant.  Notwithstanding the foregoing, the Company expressly reserves the right to amend the Plan to the extent necessary or desirable to comply with the requirements of Code Section 409A and the notices, regulations and other guidance of general applicability issued thereunder.  Further, in the event the Board of Directors terminates the Plan, such termination and the distribution of all Participants’ benefits shall be made within the time prescribed by and in compliance with Code Section 409A and the regulations, notices and other guidance of general applicability issued thereunder.

5.12                           Governing Law.  The provisions of the Plan shall be construed and enforced according to the laws of the State of Minnesota to the extent that such laws are not preempted by any applicable federal law.

The Company has caused this Plan to be executed by its duly authorized officer effective as of this 8th day of December, 2008.

AMERICAN CRYSTAL SUGAR COMPANY

By	/s/ David Berg
	Its	President/CEO

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